CONSENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                          CERTIFIED PUBLIC ACCOUNTANTS




Singer Lewak Greenbaum & Goldstein LLP
10960 Wilshire Blvd., Suite 1100
Los Angeles, CA 90024



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated November 22, 2000, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern on the financial statements of iGoHealthy.com, Inc. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



   /s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 18, 2001